                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             LINDBERG CORPORATION
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                             LINDBERG CORPORATION
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                              LINDBERG CORPORATION
                             6133 NORTH RIVER ROAD
                                   SUITE 700
                            ROSEMONT, ILLINOIS 60018

LEO G. THOMPSON
President and
Chief Executive Officer

                                                            March 25, 1996




TO OUR STOCKHOLDERS:

     You are cordially invited to attend the annual meeting of stockholders of Lindberg Corporation, which will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois, on Friday, April 26, 1996, at 9:00 a.m., Chicago time.

     At the meeting, management will review with you the Company's performance during the past year and major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations.

     To assure that your shares are represented at the meeting, please return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting.

                                        Sincerely yours,


                                        Leo G. Thompson

                              LINDBERG CORPORATION




                                   __________




                    Notice of Annual Meeting of Stockholders

                                 APRIL 26, 1996



     The annual meeting of stockholders of Lindberg Corporation will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois on Friday, April 26, 1996, at 9:00 a.m., Chicago time, for the following purposes:

     1.   To elect two Class II directors.

     2. To transact such other business as may properly come before the meeting.

     All stockholders of record at the close of business on March 8, 1996 are entitled to vote at the meeting. A list of stockholders of the Company entitled to vote at the meeting will be kept at the offices of the Company for a period of ten days prior to the meeting.

     Stockholders who do not intend to be present at the meeting in person are requested to mark, date, sign and return the enclosed proxy, which does not require postage if mailed in the United States.

                                        S. S. PENLEY
                                        Secretary

Rosemont, Illinois
March 25, 1996

                              LINDBERG CORPORATION
                             6133 NORTH RIVER ROAD
                                   SUITE 700
                           ROSEMONT, ILLINOIS  60018


                                  ___________

                                                                  March 25, 1996
                                Proxy Statement


                         ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation by the board of directors of Lindberg Corporation (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held on April 26, 1996, and at any adjournments of such meeting. Stockholders who execute proxies may revoke them at any time before they are voted, either in person at the meeting, by written notice to the Secretary at the above address, or by delivery of a later-dated proxy.


                      SHARES OUTSTANDING AND VOTING RIGHTS

     The Company had outstanding on the record date for the meeting 4,747,116 shares of common stock. Each share has one vote, without the right to cumulate votes in the election of directors. All stockholders of record at the close of business on March 8, 1996 are entitled to vote at the meeting.


                           THE ELECTION OF DIRECTORS

     The board of directors proposes the election of G. H. Bodeen and J. T. Schanck as Class II directors, each of whom is an incumbent Class II director. It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, for the election of Messrs. Bodeen and Schanck as directors. Directors are elected by a plurality of the votes cast by the holders of common stock at a meeting at which a quorum is present. This means that the individual receiving the largest number of votes cast will be elected. Broker non-votes, abstentions and proxies specifying "withhold authority" are counted for purposes of establishing a quorum, but will have no effect on the election. Should a nominee become unable to accept nomination or election, which management does not anticipate, the proxies may be voted for such other person as shall be determined by the board of directors in its discretion.

     The following table sets forth information concerning each nominee for Class II director and each Class I and Class III director.


  Name, Year
  First Elected                     Principal Occupation for Last
Director and Age                    Five Years and Public Company Directorships
----------------                    -------------------------------------------

                                NOMINEES FOR TERM EXPIRING IN 1999 (CLASS II)

G. H. Bodeen.....................  Chairman of the Board of the Company since
 1960--72 December 1980 and Chief Executive Officer from April 1965 to December 1990.

J. T. Schanck....................  Retired; Vice Chairman from September 1986
 1975--65                          to December 1988 of Illinois Tool Works Inc.
                                   (producer of specialty engineered products and systems).

                                DIRECTORS WHOSE TERM EXPIRES IN 1997 (CLASS III)

J. W. Puth.......................  President, J. W. Puth Associates (industrial
 1987--67 consultants) since December 1987; Chairman, American Lantern Company (manufacturer of outdoor lighting fixtures) since December 1987; Chairman of the Executive Committee, Sullivan Graphics, Inc. (commercial printer) from June 1992 to February 1993. Also a director of L.B. Foster Co., System Software Associates, Inc., TNT Freightways Corporation, Allied Products Corporation, A.M. Castle & Co. and Brockway Standard Holdings Corporation.

L. G. Thompson...................  President and Chief Executive Officer of
 1987--55 the Company since January 1991, and President and Chief Operating Officer from September 1987 to December 1990.

                                DIRECTORS WHOSE TERM EXPIRES IN 1998 (CLASS I)

Dr. R. F. Decker.................  President and Chief Executive Officer,
 1987--65                          University Science Partners, Inc. (a
                                   general partnership that funds, develops and commercializes university and national laboratory technology) since August 1986; Chairman since December 1988, Chief Executive Officer from December 1988 to April 1993, of Thixomat, Inc. (a general partnership formed to promote and commercialize Thixomolding(TM) technology and in which the Company has a minority investment)(1). Also a director of Wavemat, Inc.

R. A. Jean.......................  Executive Vice President and Chief
 1995--53 Operating Officer, Varlen Corporation (manufacturer of engineered products) since February 1993, Group Vice President from August 1988 to January 1993.

(1) Dr. Decker owns a 43% interest in University Science Partners, Inc., which owns a 26% equity interest in Thixomat, Inc., in which the Company owns an 11% interest.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTORS.

FUNCTIONING OF THE BOARD AND COMMITTEES

     The Company's board of directors has an executive compensation committee, an audit committee, a finance committee and a directors stock option committee.

     Members of the executive compensation committee are J. T. Schanck, chairman, G. H. Bodeen and J. W. Puth. The committee reviews the performance of the Company's Chief Executive Officer, makes recommendations to the full board with respect to salary policy and compensation of senior officers and administers the 1991 Stock Option Plan for Key Employees. The committee also performs the function of a nominating committee, reviewing and making recommendations to the full board with respect to candidates for membership on the board and the qualifications and responsibilities of members of the board. The committee will consider persons brought to its attention by officers, directors and stockholders. Proposals may be submitted to the committee at the address shown on page one of this proxy statement, attention of the Secretary. During 1995, the committee met once.

     Members of the audit committee are R. F. Decker, chairman, J. W. Puth and
J. T. Schanck. Its responsibilities are to review audit procedures and the scope of examination by the Company's independent public accountants, results of the annual audit by the Company's independent public accountants, internal audit procedures, and to recommend to the full board annually the independent public accountants. During 1995, the committee met once.

     Members of the finance committee are J. W. Puth, chairman, G. H. Bodeen and L. G. Thompson. The committee reviews and makes recommendations to the full board regarding capital investments, dividend policy and major financial matters. During 1995, the committee met once.

     The board of directors of the Company met on five occasions during 1995.

                             EXECUTIVE COMPENSATION

COMPENSATION OVERVIEW

     The Company compensates its executive officers at competitive levels while at the same time structuring that compensation in a manner that links executive compensation to the performance of the Company. The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE




                                                                Long Term
                                          Annual Compensation  Compensation
                                          -------------------  ------------
                                            Salary    Bonus       Options
Name and Principal Position        Year       ($)    ($)(1)       (#)(2)
---------------------------        ----   -------------------     -------
L. G. Thompson...................  1995     250,000  159,725       --
President and Chief Executive      1994     225,000  168,750      22,000
Officer                            1993     204,792  126,850       6,000

S. S. Penley.....................  1995     135,000   60,375       --
Senior Vice President and          1994     120,000   63,000       9,000
Chief Financial Officer            1993     114,125   46,625       4,000

M. W. Nelson.....................
Senior Vice President and          1995     135,000   80,850       --
Manager of Heat Treat              1994     120,000   58,375      14,000
Operations                         1993     104,000   31,525       4,000

G. E. Miller (3).................
Senior Vice President, Manager
of Precision Products and
President of Impact Industries,    1995     150,000   14,476       --
Inc.                               1994     100,000   50,360       6,000

(1)  Cash bonuses.

(2) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Options become exercisable in four equal annual installments commencing on the first anniversary of the grant. The exercise price for shares granted under such options is their fair market value at the time of grant.

(3) Mr. Miller joined the Company upon its acquisition of Impact Industries, Inc. in April 1994. In January 1996, Mr. Miller submitted his resignation effective April 1, 1996.

     The Company did not grant any options to its executive officers in 1995.

     Compensation of non-employee directors consists of an annual retainer fee of $20,000 and a fee of $1,000 for each board or committee meeting attended.
In addition, each committee chairman receives $2,000 per year. Under the Company's 1991 Stock Option Plan for Directors, each non-employee director is granted, upon becoming a director, an option to purchase 9,000 shares of the Company's common stock, exercisable in equal installments on each of the first, second, and third anniversaries of the grant. The exercise price for shares granted under such plan is their fair market value at the time of grant. Stockholders approved an amendment to existing director options at their annual meeting in April 1995, extending the term of the options from April 1996 to April 2001.

     In addition to his consulting fee described in the next paragraph, Mr. Bodeen received a fee of $30,000 as Chairman of the Board in 1995.

     Mr. Bodeen retired as an employee of the Company effective January 1, 1991 and entered into an agreement to provide consulting services to the Company.
In consideration for the consulting services, the agreement provides that Mr. Bodeen will receive annual compensation of at least $100,000 until December 31, 2000, and certain perquisites consistent with the position. The agreement prohibits Mr. Bodeen from competing with the Company during the term of the agreement. In the event that during the term of the agreement Mr. Bodeen becomes permanently disabled or dies, he or his wife will receive annually one-half the amount of compensation he would have otherwise received under the agreement.

     In addition to his fees as a Director, Chairman of the Board and consultant described above, Mr. Bodeen receives annual retirement benefits of $91,017 under the Company's Supplemental Retirement Benefits Plan.

TABLE OF YEAR-END OPTION VALUES

     None of the executive officers exercised any options in 1995. The following table sets forth the year-end value of unexercised options held by the executive officers on December 31, 1995.

                         FISCAL YEAR-END OPTION VALUES


                               Number of            Value of Unexercised
                              Unexercised           In-the-Money Options
                          Options at 12/31/95            at 12/31/95
                       -------------------------  -------------------------
   Name                Exercisable/Unexercisable  Exercisable/Unexercisable
   ----                -------------------------  -------------------------
L. G. Thompson.......       34,500  / 19,500          $32,375  /$ 9,750
S. S. Penley.........       26,250  /  8,750            7,281  /  9,594
M. W. Nelson.........       14,500  / 12,500           11,313  / 12,688
G. E. Miller.........        1,500  /  4,500               --  / --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the executive compensation committee are J. T. Schanck, chairman, G. H. Bodeen and J. W. Puth. G. H. Bodeen currently holds the office of Chairman of the Company, and was, until January 1, 1991, the Chief Executive Officer of the Company. J. W. Puth is the owner of J. W. Puth Associates, to which the Company pays approximately $18,000 per year for rent and secretarial services for the office that G. H. Bodeen rents from J. W. Puth Associates.

     EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are made by the three-member executive compensation committee of the board. Each member of the executive compensation committee is a non-employee director. The committee establishes the compensation of L. G. Thompson, Chief Executive Officer, based on its evaluation of Mr. Thompson's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Thompson. All decisions by the executive compensation committee relating to the compensation of all the Company's officers are reviewed by the full board, except for decisions about awards under certain of the Company's stock-based compensation plans, which must be made solely by the committee in order for the grants or awards under such plans to satisfy Rule 16b-3 under the Securities Exchange Act of 1934. Set forth below is the report submitted by Messrs. Schanck, Bodeen and Puth in their capacity as the board's executive compensation committee.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     The executive compensation committee's executive compensation policies are designed to provide competitive levels of compensation that integrate with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     The executive compensation committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements help align management's and stockholders' interests in enhancing stockholder value. The committee has recommended that incentive pay tied to objective performance of the Company and stock-based incentives should be significant elements of the compensation for the executive officers.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive, is not relevant at the current levels of compensation of the Company's executive officers.

RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS

     The primary measure of performance utilized under the Company's compensation plans each year is targeted versus actual annual net earnings. Actual versus targeted annual net earnings for the Company as a whole accounted for up to 100% of each executive officer's target level of bonuses for 1995, with business unit earnings performance criteria accounting for the rest in the case of Messrs. Nelson and Miller. Annual operating targets utilized for purposes of evaluating annual bonuses are developed by the Company's senior officers, including Mr. Thompson. They are subsequently approved by the board of directors. In the event that the minimum threshold level of target net earnings is not attained, no cash bonus is paid. In 1995, the executive compensation committee awarded cash bonuses to the executive officers based on earnings performance objectives approved by the board.

OTHER COMPENSATION PLANS

     At various times in the past the Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate and has adopted certain retirement, life and health insurance plans. In addition, in 1994 the Board of Directors approved a Supplemental Executive Retirement Benefits Plan (the "Supplemental Plan"). Under the Supplemental Plan, benefits are payable to participants to the extent such benefits exceed the maximum benefits payable under the Lindberg Corporation Pension Plan (the "Pension Plan") (by federal law, deductibility of benefits is limited to those based on maximum annual covered compensation of $150,000 per individual). Benefits under these plans are not directly or indirectly tied to Company performance. Messrs. Thompson, Penley and Nelson are participants in the Supplemental Plan. (See also "Pension and Retirement Plans.")

CEO COMPENSATION

     The executive compensation committee establishes the annual base salary of the Chief Executive Officer. In setting the base salary of the Chief Executive Officer, the committee considers a number of factors, including competitive compensation data, the individual's experience, responsibility and job performance. The committee considers the same factors in establishing the Chief Executive Officer's incentive pay.

     Mr. Thompson has been Chief Executive Officer since January 1, 1991. His compensation consists of base salary, currently at $250,000 annually, incentive cash awards and stock option grants. In 1995, the Company awarded Mr. Thompson a cash bonus of $159,725, which was based entirely on objective performance as measured by actual net earnings against target net earnings.

MARCH 13, 1996

                                           EXECUTIVE COMPENSATION COMMITTEE
                                           J. T. Schanck
                                           G. H. Bodeen
                                           J. W. Puth


PENSION AND RETIREMENT PLANS

     The executive officers of the Company, except Mr. Miller, are covered by the Pension Plan. The Pension Plan provides retirement benefits for participating employees which are calculated with reference to years of service and final average monthly compensation (salary and bonus). In addition, they are participants in the Supplemental Plan. The following table shows estimated annual benefits payable upon retirement under the Pension Plan and the Supplemental Plan to employees with the indicated years of service and final average annual compensation. The estimated annual benefits are based on the assumption that both plans will continue in effect and that the participant retires at age 65. Benefits are not subject to reduction for Social Security benefits. At December 31, 1995, the credited years of service under the Plan for Messrs. Thompson, Penley and Nelson were 8, 8 and 12, respectively. Currently, they are the only participants in the Supplemental Plan -- see "Executive Compensation Committee Report on Executive Compensation--Other Compensation Plans."


                              Years of Service
Final Average    ------------------------------------------
Compensation       10       15      20       25       30
-------------    ------  -------  -------  -------  -------
  150,000        25,050   37,575   50,100   62,625   75,150
  200,000        33,400   50,100   66,800   83,500  100,200
  250,000        41,750   62,625   83,500  104,375  125,250
  300,000        50,100   75,150  100,200  125,250  150,300
  350,000        58,450   87,675  116,900  146,125  175,350
  400,000        66,800  100,200  133,600  167,000  200,400

DEFINED CONTRIBUTION PLANS

     All of the executive officers are eligible to participate in one of the Company's 401(k) defined contribution plans. Under these plans, the Company matches 50% of the participant's contributions up to 4% of compensation. For Mr. Miller, the Company also contributes a percentage of compensation at the end of each year in which he remains an employee of the Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The chart below sets forth a comparison of the Company's annual stockholder return with the annual stockholder return of (i) the Wilshire Next 1750 Universe index (an index of the stocks of 1,750 companies that have market capitalizations ranging from $70 million to $725 million), and (ii) a peer group of publicly-traded companies that are similar in size and produce products and perform services similar to those of the Company. The companies in the peer group are Ampco-Pittsburgh Corporation, Steel Technologies Inc. and Fansteel Inc., and each company's contribution to the peer group's total value is weighted based on that company's market capitalization. The chart is based on an investment of $100 on December 31, 1990, and assumes that all dividends were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock. The chart and related data were furnished by Wilshire Associates, a Santa Monica, California-based financial and investment firm.





                              [Performance Graph]



























                      12/31/90  12/31/91  12/31/92  12/31/93  12/30/94  12/29/95
Lindberg Corporation      $100       $76       $70       $95      $136      $152
Peer Group -- Metal
Processors                $100       $93      $114      $163      $136      $118
Wilshire Next 1750        $100      $146      $173      $203      $200      $261

                                STOCK OWNERSHIP

     The following table sets forth information as of March 1, 1996 (except as otherwise noted) concerning shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of its outstanding shares, and by the Company's directors and executive officers.

                                                       Number
                                                     of Shares      Percent of
                                                    Beneficially    Outstanding
      Name and Address                                Owned(1)        Shares
      ----------------                              ------------    -----------
 5% STOCKHOLDERS

 Bank of America Illinois and G. H. Bodeen,
   as co-trustees of trusts created
   under the will of L. A. Lindberg ..............    330,974(2)        7.0
   231 South LaSalle Street
   Chicago, IL 60693

 Nancy L. Bodeen(3) ..............................    352,057           7.4
   1180 Whitebridge Hill
   Winnetka, Illinois 60093

 Pioneering Management Corporation ...............    454,000(4)        9.6
   60 State Street
   Boston, MA  02109-1820

 Dimensional Fund Advisors Inc. ..................    241,100(5)        5.1
   1299 Ocean Ave., 11th Floor
   Santa Monica, CA  90401

 DIRECTORS AND EXECUTIVE OFFICERS

 G. H. Bodeen ....................................    425,724(2)(6)(7)  9.0

 R. F. Decker ....................................     10,500(7)         (8)

 R. A. Jean ......................................         --            --

 J. W. Puth ......................................     10,000(7)         (8)

 J. T. Schanck ...................................     10,000(7)         (8)

 L. G. Thompson ..................................    108,000(7)        2.3

 S. S. Penley ....................................     32,000(7)         (8)

 M. W. Nelson ....................................     20,200(7)         (8)

 G. E. Miller ....................................      1,900(7)         (8)

 All directors and executive officers as a group
     (9 persons) .................................    618,324(9)       12.7

____________________

(1)  Sole voting and dispositive power, except as otherwise indicated.

(2) Bank of America Illinois and G. H. Bodeen have shared voting and G. H. Bodeen has sole dispositive power as to shares in their capacities as co-trustees of trusts created under the will of L. A. Lindberg.

(3) Nancy Bodeen, her mother and her sister are the beneficiaries of the trust created under the will of L. A. Lindberg. Mrs. Bodeen is the wife of G. H. Bodeen, Chairman of the Board of the Company.

(4) Based on a report of ownership on Schedule 13G dated January 26, 1996 filed with the Securities and Exchange Commission reporting ownership as of December 31, 1995. Pioneer Management Corporation has sole voting and shared dispositive power as to all of the 454,000 shares.

(5) Based on a report of ownership on Schedule 13G dated February 7, 1996 filed with the Securities and Exchange Commission reporting ownership as of December 31, 1995. Dimensional Fund Advisors Inc. has sole voting power as to 163,000 shares.

(6) Mr. Bodeen individually owns beneficially 85,750 shares of common stock of the Company, including 9,000 shares subject to currently exercisable options.

(7) Includes shares subject to stock options which are currently exercisable or become exercisable within 60 days of March 1, 1996, as follows:
     Messrs. Bodeen, Decker, Puth, and Schanck, 9,000 shares each; Mr. Thompson, 36,000 shares; Mr. Penley, 28,000 shares; Mr. Nelson, 17,000 shares; and Mr. Miller, 1,500 shares.

(8)  Less than 1% of the outstanding shares of the Company.

(9) Includes 330,974 shares with shared voting power, and 118,500 shares subject to stock options which are currently exercisable or become exercisable within 60 days of March 1, 1996.


                              FINANCIAL STATEMENTS

     Stockholders are referred to the annual report for the fiscal year ended December 31, 1995, which is enclosed with this proxy statement, for financial and other information about the activities of the Company for such fiscal year, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.


                                 OTHER BUSINESS

     Management knows of no other matters which will be brought before the meeting. However, if any other matter is properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, notice in proper written form must be given to the Secretary not less than 30 days or more than 60 days before the meeting and otherwise in compliance with the Company's By-Laws.


                             STOCKHOLDER PROPOSALS

     Any stockholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of stockholders in April 1997 must be received at the principal executive office of the Company no later than November 22, 1996.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     During 1995, the Company engaged Arthur Andersen LLP as its independent public accountants.

     The appointment of auditors is approved annually by the board of directors, upon recommendation of the audit committee. The audit committee expects to recommend that Arthur Andersen LLP be selected as auditors for 1996.

     It is expected that a representative of Arthur Andersen LLP will be present at the annual meeting of stockholders, with the opportunity to make a statement and to respond to appropriate questions by stockholders.


                                    GENERAL

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers, directors and employees of the Company may solicit proxies on its behalf by means of telephone or telegraph. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and reimburse them for their reasonable out-of-pocket costs.

     Management does not know of any other matters that may come before the meeting. In the event that other matters should properly come before the meeting and are submitted for a vote, the individuals named in the proxy will vote in accordance with their judgment on such matters.

                                        By Order of the Board of Directors

                                        S. S. PENLEY
                                        Secretary

PROXY                      LINDBERG CORPORATION                            PROXY
          6133 NORTH RIVER ROAD, SUITE 700 - ROSEMONT, ILLINOIS  60018

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints G. H. Bodeen, L. G. Thompson and S. S. Penley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Lindberg Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on April 26, 1996 or any adjournment thereof. A majority (or if only one, then that one) of the above Proxies (or their substitutes) present and acting at the meeting shall have all of the powers conferred hereby.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

         If no direction is made, this proxy will be voted FOR the director nominees listed on the reverse side.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)


                              LINDBERG CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                               [DARKENED OVAL]

The board of directors recommends that stockholders vote FOR the director nominees listed above.

1.       ELECTION OF DIRECTORS --           FOR   WITHHELD  FOR ALL (Except
                                                            Nominee(s) written
                                                            below)
         Nominees:  G. H. Bodeen and J. T.
         Schanck                           [OVAL]   [OVAL]   [OVAL]
                                                                   -------------
2.       IN THEIR DISCRETION, ON ANY OTHER MATTERS THAT MAY PROPERLY COME
         BEFORE THE MEETING.


                                             Please sign exactly as name or
                                             names appear below.  Joint owners
                                             should each sign personally.  If
                                             you sign as agent or in any other
                                             representative capacity, please
                                             state the capacity in which you
                                             sign.  Attorneys should submit
                                             powers of attorney.

                                                   DATE:                  , 1996
                                                        ------------------
                                             Signature(s)
                                                        ------------------------

                                             -----------------------------------